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                                                                    Exhibit 99.4

                         FORM OF SUBSCRIPTION AGREEMENT


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Account #                  Directed Share Subscription Program #



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Record Date

                             MARSHALL EDWARDS, INC.
                       DIRECTED SHARE SUBSCRIPTION PROGRAM

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                                SUBSCRIPTION FORM


The shareholder named below is subscribing to purchase, pursuant to the terms and conditions of the Marshall Edwards, Inc. Directed Share Subscription Program, the number of common stock units, each unit consisting of one share of common stock, par value $.00000002 per share, and one warrant to purchase one share of common stock, of Marshall Edwards, Inc. indicated above at a Subscription Price that will be determined as outlined below. THE DIRECTED SHARE SUBSCRIPTION PROGRAM WILL EXPIRE AT 3:00 P.M. NEW YORK CITY TIME ON THE THIRD BUSINESS DAY AFTER THE INITIAL PUBLIC OFFERING PRICE IS DETERMINED. As described in the preliminary prospectus accompanying this Subscription Form, each U.S. holder of our common stock, each U.S. holder of Novogen ordinary shares and each U.S. holder of Novogen ADRs will be eligible to purchase a minimum of 100 units. There is no maximum on the number of units that any one eligible holder may subscribe for under the Directed Share Subscription Program, but the units must be purchased in round lot increments. Eligible holders are not guaranteed to receive the full amount of units, subscribed for but are each guaranteed to receive at least 100 units, subject to final state securities law clearance and any other applicable restrictions.


      The Subscription Price per unit under the program will be the same price that all investors will pay in Marshall Edward Inc.'s initial public offering. The price per unit will be determined by negotiations between Marshall Edwards, Inc. and
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the underwriter of the offering. The factors to be considered in these negotiations are described in the preliminary prospectus accompanying this Subscription Form under the heading "Determination of Public Offering Price." Marshall Edwards, Inc. currently anticipates that its initial public offering price will be determined in November or early December 2003 but various factors could hasten or delay this determination. Time will not permit Marshall Edwards, Inc. to notify you directly of the Subscription Price and the expiration date for this offering, but it will take the actions described in the accompanying letter to publicize this information.



      No offer to buy securities can be accepted, and no part of the subscription price can be received, until the initial public offering price has been determined and the registration statement, of which the preliminary prospectus accompanying this Subscription Form is a part, has been declared effective by the SEC. Any Subscription Forms or payments received before then will be returned to you. All persons electing to subscribe for units of Marshall Edwards, Inc. must complete the Election to Purchase on the reverse side of this Subscription Form and return the Subscription Form, together with full payment of the Subscription Price, to Janney Montgomery Scott at the addresses on the back of this Subscription Form. If you do not properly complete and sign this Subscription Form, it may be rejected. The Subscription Form and full payment of the Subscription Price must be received by __________ no later than 3:00 p.m. New York City time on the third business day after the initial public offering price is determined. Janney Montgomery Scott will not honor any subscriptions received after that time and date. If you do not wish to subscribe for units, you do not need to return this Subscription Form. Before completing and returning this Subscription Form, however, you are urged to read carefully the Preliminary Prospectus mailed to you with this Subscription Form for a more complete explanation of the offering and for information about Marshall Edwards, Inc. If Marshall Edwards, Inc. cancels the initial public offering, you will have no rights to purchase units of Marshall Edwards, Inc. and any funds previously submitted by you will be promptly returned without interest or deduction.



      You should not return this Subscription Form or deliver any payment until after Marshall Edwards, Inc. has determined its initial public offering price. Any subscription forms or payment received before then will be returned to you. Once the initial public offering price has been determined, Marshall Edwards, Inc. will take the actions described in the accompanying letter

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to publicize the subscription price and the date by which you must respond to the offer that has been made to you under this program.

      If you wish to subscribe for shares at that time, you should complete this Subscription Form and deliver payment of the subscription price to Janney Montgomery Scott. Janney Montgomery Scott must receive the properly completed and signed Subscription Form and full payment of the Subscription Price by 3:00 p.m. New York City Time, on the third business day after Marshall Edwards, Inc. determines its initial public offering price. Janney Montgomery Scott will stop accepting Subscription Forms after that time and date.

      We suggest, for your protection, that you deliver the completed Subscription Form and payment of the subscription price to Janney Montgomery Scott by overnight or express mail courier. The addresses for Janney Montgomery Scott are as follows:

By Hand Delivery:    By Overnight Delivery/Express Mail Courier:

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      If you wish to pay the subscription price by wire transfer, please see the
Facsimile Transmission and Wire Transfer Instructions on page __ of the letter accompanying the Preliminary Prospectus.
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                     SUBSCRIPTION FORM--ELECTION TO PURCHASE

Subject to the terms and conditions of the Directed Share Subscription Program described in the preliminary prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to purchase shares of common stock units of Marshall Edwards, Inc., Inc. as indicated below.

Number of units purchased/1/ _______________(NOTE: 100 unit minimum required; round lot increments only)/2/

Per Share Subscription Price $___________________

Payment enclosed/3/ $___________________


/1/ If the amount enclosed is not sufficient to pay the Subscription Price for all shares that are stated to be purchased, or if the number of shares being purchased is not specified, the number of shares purchased will be assumed to be the maximum number that could be purchased upon payment of such amount. Any amount remaining after such division shall be returned to the purchaser.

/2/ Any order for less than the minimum purchase requirement will be rejected.

/3/ The Subscription Price must be paid by cash, check, wire transfer or money order in U.S. dollars representing "good funds" payable to _______________. The payment enclosed should equal the total shares purchased multiplied by the per share subscription price.

         Common stock units of Marshall Edwards, Inc. will be issued promptly following the closing of the offering. Such units will be registered in the same manner set forth on the face of this Subscription Form. If your shares are held in joint ownership, all joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing for a corporation, an authorized officer must sign and provide title. If signing for a partnership, an authorized partner must sign and indicate title. Please provide
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a telephone number at which you can be reached in the event that we have questions regarding the information that you have supplied.

Daytime Telephone Number  (  )  ____________________________________

Evening Telephone Number  (  )  ____________________________________

e-mail address:  ___________________________________________________

                       (IF JOINTLY OWNED, BOTH MUST SIGN)


                  SIGNATURE(S):  ______________________________


Dated:___________________________, 2003


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NOTE: The above signature(s) must correspond with the name(s) as written upon the face of this Subscription Form in every particular without alteration.
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                               SUBSTITUTE FORM W-9
             DEPARTMENT OF THE TREASURY, INTERNAL REVENUE SERVICE--
            PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (TIN)
              Failure to complete this form may subject you to 31%
                         federal income tax withholding.

Part 1: PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER IN THE SPACE PROVIDED AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

TIN__________________________________________________
    Social Security or Employer Identification Number

Part 2: Check the box if you are awaiting a TIN [_]

Part 3: CERTIFICATION--UNDER PENALTIES OF PERJURY, I CERTIFY THAT (1) the number shown on this form is my correct taxpayer identification number (or a TIN has not issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future), (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.

Dated:___________________, 2003

SIGNATURE:___________________________________

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).